                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                    FIRST WESTERN BANK, NATIONAL ASSOCIATION

                      FIRST WESTERN TRUST SERVICES COMPANY

                   FIRST WESTERN INVESTMENT SERVICES COMPANY

                         FIRST WESTERN CAPITAL TRUST I